Jande International Holdings, Llc.         2660 Townsgate Road
                                           310 Village Park
                                           Westlake Village, California 91361
                                           805.496.2186 telephone
                                           805.496.3186 Telecopier
                                           inquiry@jandeingernational.com E-Mail
                                           www.jandeinternational.com Web Page


June 19, 2000




Board of Directors
Central Capital Venture Corporation
2660 Townsgate Road, Suite 725
Westlake Village, CA 91361



Gentlemen:

Please accept this letter as my immediate resignation as an Officer and Director, including but not limited to President, and Chief Executive Officer, of Central Capital Venture Corporation, as of this date June 19, 2000.

It has been a pleasure serving the shareholders of this Corporation in this regard.





Sincerely,


/s/ Ely Jay Mandell

Ely Jay Mandell
Managing Member,
Jande International Holdings, Llc.









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